Exhibit 5.1

Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE
The Directors Abengoa Yield plc Great West House (GW1) Great West Road Brentford Middlesex TW8 9DF United Kingdom

1 July 2015

Dear Sirs

Abengoa Yield plc (the “Issuer”)
Registration Statement on Form F-3 in respect of equity securities

1	Introduction

We have acted as English legal advisers to the Issuer, a company incorporated under the laws of England and Wales, in connection with the automatic shelf registration statement on Form F-3 filed with the United States Securities and Exchange Commission on 1 July 2015 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), of up to 20,217,260 ordinary shares of the Issuer (the “Securities”). The Securities were issued by the Issuer pursuant to ordinary share purchase agreements dated 8 May 2015 entered into by the Company and certain purchasers (together the “Agreements”). This opinion is furnished to you in connection with the Registration Statement.

2	English law

This opinion is limited to English law as applied by the English courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, English law. In particular, we express no opinion herein with regard to any system of law (including, for the avoidance of doubt, the federal laws of the United States of America or the laws of any State of the United States) other than the laws of England as currently applied by the English courts.

3	Scope of Enquiry

For the purpose of this opinion:

3.1	we have examined the following documents:

3.1.1	An executed copy of the Agreements;

3.1.2

An executed copy of cross-receipts signed by the Issuer and the purchasers under the Agreements whereby the Company acknowledges receipt of the purchase price for the Securities, representing payment in full for the Securities purchased by the purchasers pursuant to the relevant Agreements (together the “Cross-Receipts”);

3.1.3	A copy of the Certificate of Incorporation and the Certificate of Re-registration as a public company of the Issuer;

3.1.4	A copy of the articles of association of the Issuer adopted on 13 June 2014 as amended on 8 May 2015 and certified by the Company on 13 May 2015 (the “Articles”);

3.1.5	A certified extract of the: (i) minutes of a meeting of the Board of Directors of the Issuer held on 4 May 2015; and (ii) minutes of a meeting of the Board of Directors of the Issuer held on 8 May 2015;

3.1.6	A copy of the minutes in relation to a meeting of the members of the Issuer held on 8 May 2015 (the documents in paragraphs 3.1.4 and 3.1.5 together being the “Minutes”);

3.1.7	A copy of the certificate dated 12 May 2015 signed by Mr Santiago Seage authorising the issue of the Securities pursuant to the authority given to him by the Board of Directors of the Company at its meeting held on 8 May 2015;

3.1.8	A copy of the final report of the Inspector of Election (Broadbridge Financial Solutions Inc) dated 8 May 2015 in relation to the resolutions passed at the Issuer’s annual general meeting on 8 May 2015 (the “AGM Report”); and

3.1.9	The Registration Statement;

3.2	it should be understood that we have not been responsible for investigating or verifying the accuracy of any of the representations and warranties as to matters of fact contained in the Agreements, the Cross Receipts and in the related instruments and other documents delivered by the Issuer; and

3.3	we express no opinion as to any taxation matters.

4	Assumptions

For the purpose of this opinion, we have assumed that:

4.1	All copies of documents conform to the originals and all originals are genuine and complete.

4.2	Each signature is the genuine signature of the individual concerned.

4.3	The documents referred to in paragraphs 3.1.2 and 3.1.3 are up-to-date.

4.4	The Minutes and the AGM Report are a true record of the proceedings described in them in duly convened, constituted and quorate meetings and the resolutions set out in those Minutes and the AGM Report were validly passed and remain in full force and effect without modification.

4.5	The Agreements and Cross Receipts are within the capacity and powers of and have been validly authorised and executed by each party other than the Issuer.

4.6	The Agreements have been signed on behalf of the Issuer by a person authorised by the Minutes.

4.7	In the case of each party other than the Issuer, the Agreements, the Cross Receipts and the AGM Report have been validly executed and delivered by the relevant party.

4.8	The Cross Receipts have been signed on behalf of the Issuer by a person authorised by the Minutes and that the matters of fact represented by the Cross Receipts are true and accurate.

4.9	None of the documents examined by us has been amended, supplemented or terminated (whether by written agreement, course of dealings or otherwise).

4.10	The Agreements each constitute legal, valid, binding and enforceable obligations of each of the parties thereto in accordance with New York law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law.

4.11	No step has been taken to wind up, strike off or dissolve the Issuer or appoint an administrator or receiver or nominee or supervisor in respect of a company voluntary arrangement or similar official in respect of the Issuer or any of its assets or revenues or to obtain a moratorium which has not been revealed by the Search or the Telephone Search.

4.12	The term “non-assessable”, which has no recognised meaning in English law, for the purposes of this opinion means that, under the Companies Act 2006 (as amended), the Articles and any resolution taken under the Articles approving the issue of the Securities, no holder of such Securities is liable, solely because of such holder’s status as a holder of such Securities, for additional assessments or calls for further funds by the Issuer or any other person.

5	Opinion

Based on the documents referred to and assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to us, we are of the following opinion:

The issue of the Securities was duly authorised, the Securities were validly issued and the Securities are fully paid and non-assessable.

6	Qualifications

This opinion is subject to the following qualifications:

6.1	This opinion is subject to any limitations arising from (a) bankruptcy, insolvency and liquidation, (b) reorganisation and (c) laws of general application relating to or affecting the rights of creditors.

6.2	The term “enforceable” as used in this opinion means that the obligations assumed by the relevant party under the relevant document are of a type which the English Courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms.

6.3	The enforcement in England of the Agreements will be subject to English rules of civil procedure.

6.4	Enforcement may be limited by general principles of equity – for example, in England, remedies such as specific performance and injunction may not be available.

6.5	A certificate, determination, notification, opinion or the like might be held by the English courts not to be conclusive, final or binding if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error despite any provision in the Agreements to the contrary.

6.6	Effect may be given to the overriding mandatory provisions of the law of the country where the obligations arising out of a contract have to be or have been performed, in so far as those provisions render the performance of the contract unlawful. In such circumstances, the relevant obligations may not be enforceable.

7	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus dated 1 July 2015 included in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Linklaters LLP

Linklaters LLP